Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2026 Financial Results

•Q1 net revenue of $137.2 million, up 1% sequentially and up 43% year over year
•Infrastructure business inflecting, up 136% year over year reflecting solid traction from optical products

Carlsbad, Calif. – April 23, 2026 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2026.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $137.2 million, up 1% sequentially and up 43% from the year-ago quarter.
•GAAP gross margin was 57.5%, compared to 57.6% in the prior quarter, and 56.1% in the year-ago quarter.
•GAAP operating expenses were $96.1 million in the first quarter, or 70% of net revenue, compared to $93.4 million in the prior quarter, or 68% of net revenue, and $99.9 million in the year-ago quarter, or 104% of net revenue.
•GAAP loss from operations was 13% of net revenue, compared to loss from operations of 11% of net revenue in the prior quarter, and loss from operations of 48% of net revenue in the year-ago quarter.
•GAAP diluted loss per share was $0.52, compared to diluted loss per share of $0.17 in the prior quarter, and diluted loss per share of $0.58 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 59.5%, compared to 59.6% in the prior quarter, and 59.1% in the year-ago quarter.
•Non-GAAP operating expenses were $59.9 million, or 44% of net revenue, compared to $59.2 million or 43% of net revenue in the prior quarter, and $58.4 million or 61% of net revenue in the year-ago quarter.
•Non-GAAP income from operations was 16% of net revenue, compared to income of 16% in the prior quarter, and loss of 2% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.22, compared to earnings per share of $0.19 in the prior quarter, and loss per share of $0.05 in the year-ago quarter.

Management Commentary
“Q1 marks the start of a multi‑year growth phase for MaxLinear, led by accelerating momentum in optical data center connectivity,” said Kishore Seendripu, Ph.D., Chairman and CEO of MaxLinear. “Revenue grew 43% year over year, with infrastructure growing more than 130% to become our largest end market. This was driven primarily by strong execution and production ramps of our optical data center products at multiple hyperscale customers across scale-up and scale-out AI platforms. We are now at a clear inflection point in our optical data center business marked by a step function increase in revenues expected in Q2. With improving visibility, multiple high-value products entering meaningful ramps across our portfolio, and continued customer engagement in high‑value markets, we believe MaxLinear is well-positioned for sustained growth and increasing profitability in 2026 and beyond.”

Credit Agreement
MaxLinear today announced that it has amended its existing Credit Agreement with Wells Fargo and other lenders to extend the maturity date of the revolving credit facility from June 2026 to March 2028. While currently MaxLinear has not drawn down on this facility, the amendment also increased the amounts available under the facility by $30 million to $130 million.

Second Quarter 2026 Business Outlook

The company expects net revenue in the second quarter of 2026 to be approximately $160 million to $170 million. The Company also estimates the following:
•GAAP gross margin of approximately 56.0% to 59.0%;
•Non-GAAP gross margin of approximately 58.0% to 61.0%;
•GAAP operating expenses of approximately $91 million to $97 million;
•Non-GAAP operating expenses of approximately $61 million to $66 million;
•GAAP interest and other expense of approximately $1.8 million to $2.2 million;
•Non-GAAP interest and other expense of approximately $1.8 million to $2.2 million;
•GAAP income tax benefit of $2.0 million and non-GAAP income tax provision of $1.0 million, and
•GAAP and non-GAAP diluted share count of approximately 95 million each.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, April 23, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com and will be archived and available after the call at https://investors.maxlinear.com until May 7, 2026. A replay of the conference call will also be available until May 7, 2026 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13759526.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2026, including net revenue and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, income tax provision (benefit), and diluted share counts); our potential for sustained growth and increasing profitability; statements regarding momentum throughout our portfolio, statements relating to the timing of new products ramping into production; statements related to new and increased products; settlement of bonus awards for our 2026 performance period; statements related to growth trends in the markets in which we operate; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, risks relating to: our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; increased tariffs, export controls or imposition of additional trade barriers; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has previously declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products and on our revenue; escalating trade wars, military conflicts and other geopolitical and economic tensions among the countries in which we conduct business; international geopolitical and military conflicts; our ability to obtain or retain government authorization to export certain of our products or technology; the loss of, or a significant reduction in orders from major customers; legal proceedings or potential violations of regulations; information technology failures; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial and productive research and development investments; delays or expenses caused by undetected defects or bugs in our products; substantial quarterly and annual fluctuations in our revenue and operating results; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties and differences between our estimates of customer demand and product mix and our actual results; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; security vulnerabilities of our products; use of open source software in our products; failure to manage our relationships with, or negative impacts from, third parties; and future decisions relating to our stock repurchase program.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 23, 2026, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including, but not limited to, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP income (loss) before income taxes, non-GAAP interest and other income (expense), non-GAAP income tax provision (benefit), non-GAAP net income (loss), non-GAAP basic and diluted earnings or income (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2026, which we intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2025, which we settled in shares of common stock in February 2026; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, if any, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) impairment losses; (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net, attributable to acquisitions; and (x) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income or loss.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs and have been excluded from our non-GAAP net income or loss for all periods reported. Bonus payments for the 2025 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2026. We currently expect that a substantial portion of bonus awards under our fiscal 2026 program will be settled in common stock in the first quarter of fiscal 2027.
Expenses incurred in relation to acquisitions and other include amortization of purchased intangible assets resulting from acquisitions, acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion, and professional fees and expenses incurred in relation to our intellectual property litigation.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities and cancellation of contracts.
Other expense includes accretion of discounts on obligations recorded as a result of abandoned leased facilities for which we continue to be obligated to pay but from which we will receive no future benefit.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2026.

About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net revenue	$137,188	$136,436	$95,933
Cost of net revenue	58,304	57,879	42,102
Gross profit	78,884	78,557	53,831
Operating expenses:
Research and development	53,162	51,691	55,457
Selling, general and administrative	42,457	41,956	36,589
Restructuring charges (credits)	474	(198)	7,879
Total operating expenses	96,093	93,449	99,925
Loss from operations	(17,209)	(14,892)	(46,094)
Interest income	633	835	864
Interest expense	(2,197)	(2,391)	(2,504)
Other income (expense), net	121	(1,355)	(1,268)
Total other income (expense), net	(1,443)	(2,911)	(2,908)
Loss before income taxes	(18,652)	(17,803)	(49,002)
Income tax provision (benefit)	26,485	(2,906)	711
Net loss	$(45,137)	$(14,897)	$(49,713)
Net loss per share:
Basic	$(0.52)	$(0.17)	$(0.58)
Diluted	$(0.52)	$(0.17)	$(0.58)
Shares used to compute net loss per share:
Basic	87,595	87,243	85,271
Diluted	87,595	87,243	85,271

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Operating Activities
Net loss	$(45,137)	$(14,897)	$(49,713)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	10,939	10,788	11,149
Impairment of other assets	—	700	—
Amortization of debt issuance costs and accretion of discount on debt and leases	414	451	510
Stock-based compensation	20,027	19,593	22,911
Deferred income taxes	25,133	(2,515)	(678)
Loss on disposal of property and equipment	—	86	—
Impairment of (adjustment to) leased right-of-use assets	233	—	(22)
Gain on extinguishment of lease liabilities	—	(521)	—
(Gain) loss on foreign currency and other	(219)	487	1,184
Excess tax (benefits) deficiencies on stock-based awards	970	(492)	1,575
Changes in operating assets and liabilities:
Accounts receivable, net	5,267	6,812	(13,461)
Inventory	(7,735)	8,225	4,338
Prepaid expenses and other assets	(7,738)	(17,527)	(3,724)
Accounts payable, accrued expenses and other current liabilities	(18,960)	3,062	4,189
Accrued compensation	9,521	7,866	8,717
Accrued price protection liability	1,039	(7,346)	4,282
Lease liabilities	(2,737)	(2,792)	(2,817)
Other long-term liabilities	111	(1,574)	160
Net cash provided by (used in) operating activities	(8,872)	10,406	(11,400)
Investing Activities
Purchases of property and equipment	(1,384)	(3,708)	(1,989)
Purchases of intangible assets	(855)	22	—
Proceeds under convertible notes receivable	(2,000)	—	—
Net cash used in investing activities	(4,239)	(3,686)	(1,989)
Financing Activities
Proceeds from funding arrangement	6,000	—	—
Net proceeds from issuance of common stock, net of costs	—	1,391	(10)
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,722)	(4)	(2,130)
Repurchase of common stock	—	(20,000)	—
Net cash provided by (used in) financing activities	2,278	(18,613)	(2,140)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(647)	42	(9)
Decrease in cash, cash equivalents and restricted cash	(11,480)	(11,851)	(15,538)
Cash, cash equivalents and restricted cash at beginning of period	101,412	113,263	119,603
Cash, cash equivalents and restricted cash at end of period	$89,932	$101,412	$104,065

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$61,077	$72,806	$102,773
Short-term restricted cash	1,426	1,419	1,267
Accounts receivable, net	40,855	46,122	98,925
Inventory	85,839	78,104	86,005
Prepaid expenses and other current assets	60,253	50,390	31,436
Total current assets	249,450	248,841	320,406
Long-term restricted cash	27,429	27,187	25
Property and equipment, net	44,362	48,873	55,546
Leased right-of-use assets	21,938	15,506	17,939
Intangible assets, net	46,412	48,892	51,587
Goodwill	318,588	318,588	318,588
Deferred tax assets	52,132	77,268	69,345
Other long-term assets	10,956	11,241	21,845
Total assets	$771,267	$796,396	$855,281

Liabilities and stockholders’ equity
Current liabilities	$146,658	$186,020	$196,893
Long-term lease liabilities	17,987	12,313	15,774
Long-term debt	123,773	123,618	123,150
Other long-term liabilities	28,658	22,550	26,289
Stockholders’ equity	454,191	451,895	493,175
Total liabilities and stockholders’ equity	$771,267	$796,396	$855,281

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
GAAP gross profit	$78,884	$78,557	$53,831
Stock-based compensation	151	121	281
Performance-based equity	55	84	38
Amortization of purchased intangible assets	2,582	2,583	2,582
Non-GAAP gross profit	81,672	81,345	56,732

GAAP R&D expenses	53,162	51,691	55,457
Stock-based compensation	(9,675)	(9,443)	(14,656)
Performance-based equity	(5,329)	(5,148)	(4,179)
Research and development funded by others	(500)	—	(1,000)
Non-GAAP R&D expenses	37,658	37,100	35,622

GAAP SG&A expenses	42,457	41,956	36,589
Stock-based compensation	(10,202)	(10,030)	(7,973)
Performance-based equity	(3,266)	(3,512)	(2,053)
Amortization of purchased intangible assets	(206)	(206)	(591)
Acquisition and integration and other costs	(6,525)	(6,093)	(3,209)
Non-GAAP SG&A expenses	22,258	22,115	22,763

GAAP restructuring expenses (credits)	474	(198)	7,879
Restructuring charges	(474)	198	(7,879)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(17,209)	(14,892)	(46,094)
Total non-GAAP adjustments	38,965	37,022	44,441
Non-GAAP income (loss) from operations	21,756	22,130	(1,653)

GAAP interest and other income (expense), net	(1,443)	(2,911)	(2,908)
Non-recurring interest and other income (expense), net	104	146	190
Non-GAAP interest and other income (expense), net	(1,339)	(2,765)	(2,718)

GAAP loss before income taxes	(18,652)	(17,803)	(49,002)
Total non-GAAP adjustments	39,069	37,168	44,631
Non-GAAP income (loss) before income taxes	20,417	19,365	(4,371)

GAAP income tax provision (benefit)	26,485	(2,906)	711
Adjustment for non-cash tax benefits/expenses	(25,485)	4,906	(711)
Non-GAAP income tax provision	1,000	2,000	—

GAAP net loss	(45,137)	(14,897)	(49,713)
Total non-GAAP adjustments before income taxes	39,069	37,168	44,631
Less: total tax adjustments	(25,485)	4,906	(711)
Non-GAAP net income (loss)	$19,417	$17,365	$(4,371)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	87,595	87,243	85,271
Shares used in computing GAAP diluted net loss per share	87,595	87,243	85,271
Dilutive common stock equivalents	2,266	3,399	—
Shares used in computing non-GAAP diluted net income (loss) per share	89,861	90,642	85,271
Non-GAAP basic net income (loss) per share	$0.22	$0.20	$(0.05)
Non-GAAP diluted net income (loss) per share	$0.22	$0.19	$(0.05)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
GAAP gross margin	57.5%	57.6%	56.1%
Stock-based compensation	0.1%	0.1%	0.3%
Performance-based equity	—%	0.1%	—%
Amortization of purchased intangible assets	1.9%	1.9%	2.7%
Non-GAAP gross margin	59.5%	59.6%	59.1%

GAAP R&D expenses	38.8%	37.9%	57.8%
Stock-based compensation	(7.1)%	(6.9)%	(15.3)%
Performance-based equity	(3.9)%	(3.8)%	(4.4)%
Research and development funded by others	(0.4)%	—%	(1.0)%
Non-GAAP R&D expenses	27.5%	27.2%	37.1%

GAAP SG&A expenses	31.0%	30.8%	38.1%
Stock-based compensation	(7.4)%	(7.4)%	(8.3)%
Performance-based equity	(2.4)%	(2.6)%	(2.1)%
Amortization of purchased intangible assets	(0.2)%	(0.2)%	(0.6)%
Acquisition and integration and other costs	(4.8)%	(4.5)%	(3.4)%
Non-GAAP SG&A expenses	16.2%	16.2%	23.7%

GAAP restructuring expenses (credits)	0.4%	(0.2)%	8.2%
Restructuring charges	(0.4)%	0.2%	(8.2)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(12.5)%	(10.9)%	(48.1)%
Total non-GAAP adjustments	28.4%	27.1%	46.3%
Non-GAAP income (loss) from operations	15.9%	16.2%	(1.7)%

GAAP interest and other income (expense), net	(1.1)%	(2.1)%	(3.0)%
Non-recurring interest and other income (expense), net	0.1%	0.1%	0.2%
Non-GAAP interest and other income (expense), net	(1.0)%	(2.0)%	(2.8)%

GAAP loss before income taxes	(13.6)%	(13.1)%	(51.1)%
Total non-GAAP adjustments	28.5%	27.2%	46.5%
Non-GAAP income (loss) before income taxes	14.9%	14.2%	(4.6)%

GAAP income tax provision (benefit)	19.3%	(2.1)%	0.7%
Adjustment for non-cash tax benefits/expenses	(18.6)%	3.6%	(0.7)%
Non-GAAP income tax provision	0.7%	1.5%	—%

GAAP net loss	(32.9)%	(10.9)%	(51.8)%
Total non-GAAP adjustments before income taxes	28.5%	27.2%	46.5%
Less: total tax adjustments	(18.6)%	3.6%	(0.7)%
Non-GAAP net income (loss)	14.2%	12.7%	(4.6)%